UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022 (December 21, 2022)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

One Vanderbilt Avenue, 26th Floor, New York, NY 10017

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on December 21, 2021, MSD Investment Corp. (the “Company”), entered into a Revolving Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower (the “Borrower”), MSD Portfolio L.P. – Investments, as guarantor, the banks and financial institutions listed on the signature pages of the Credit Agreement as the lenders, and Bank of America, N.A., as the administrative agent, the structuring agent, the sole bookrunner, the sole lead arranger, the letter of credit issuer and a lender, which is structured as a revolving credit facility secured by the capital commitments of the Company’s subscribed investors and certain related assets. Under Section 2.14 of the Credit Agreement, the Borrower has a one-time option to extend the stated maturity date from December 21, 2022 to December 20, 2023, upon the satisfaction of conditions set forth therein.

Accordingly, on December 21, 2022, the Company exercised its one-time option to extend the maturity date from December 21, 2022 to December 20, 2023 pursuant to Section 2.14 of the Credit Agreement.

Item 7.01. Regulation FD Disclosure.

Distributions

On December 28, 2022, the board of directors of the Company declared a regular distribution to shareholders in the amount of $0.65 per share and a special distribution to shareholders in the amount of $0.43 per share. The distributions will be payable on or around December 30, 2022 to shareholders of record as of December 28, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: December 28, 2022	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer